                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THOMASVILLE BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          THOMASVILLE BANCSHARES, INC.
                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2001


         The Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") will be held on Tuesday, May 22, 2001 at 5:00 P.M., at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, for the following purposes:

         (1) to elect five Class III directors, each to serve for a term of three years and until his successor is elected and qualified;

         (2) to ratify the appointment of Francis & Co., CPAs as auditors for the Company and its subsidiary for the fiscal year 2001; and

         (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 10, 2001 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,


                                        /s/ Stephen H. Cheney
                                        -------------------------------------
                                        Stephen H. Cheney
                                        Chairman and Chief Executive Officer


Thomasville, Georgia
April 24, 2001





    PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE
        MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          THOMASVILLE BANCSHARES, INC.
                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2001

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomasville Bancshares, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 22, 2001, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 24, 2001. The address of the principal executive offices of the Company is 301 North Broad Street, Thomasville, Georgia 31792.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named herein and for the ratification of Francis & Co. as independent auditors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         The record of shareholders entitled to vote at the Annual Meeting was taken on April 10, 2001. On that date, the Company had outstanding and entitled to vote 1,395,000 shares of common stock, par value $1.00 per share, with each share entitled to one vote.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at 13, five of whom are to be elected at the 2001 Annual Meeting of Shareholders. The Company's Articles of Incorporation provide for a classified Board of Directors, whereby approximately one-third of the Company's directors are elected each year at the Company's Annual Meeting of Shareholders, to serve a three-year term. Each Class III director is presently standing for election to the Board of Directors and, if elected, will serve for a term of three years and until his successor is elected and qualified.

         In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the five nominees standing for election. Each of the nominees for Class III director has been a director of the Company since March 1995, with the exception of David A. Cone and Randall L. Moore, each of whom has served as a director since May 1999. The Board of Directors recommends the election of the five nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for re-election to the Board of Directors as Class III directors:

         DAVID A. CONE, age 36, is the President of Cone Machinery, Inc., a manufacturer of sawmill equipment. He has served as President of Cone Machinery for ten years, previously serving as Vice President and Sales Manager. He joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. He currently serves on the Board of Directors of the Thomasville Y.M.C.A. and is a member of the Thomasville Kiwanis Club. He is also on the Thomasville/Thomas County Recreation Advisory Board.

         CHARLES W. MCKINNON, JR., age 66, is a broker with First Thomasville Realty, Ltd., one of the largest real estate companies in Southwest Georgia. He has been actively involved in selling and developing shopping centers, food stores, office buildings and warehouses. His civic and professional leadership roles, past and present, include City Commissioner, an advisory director of NationsBank (now Bank of America), director of Industrial Development for City of Thomasville, director of Thomasville/Thomas County Chamber of Commerce, member of Georgia Development Council, lifetime membership in Thomasville Area Board's Million Dollar Club, Real Estate Leaders of America, International Council of Shopping Centers, National Association of Realtors, and Farm and Land Institute.

         RANDALL L. MOORE, age 41, is President and Co-Owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of a full line of vegetables. He joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. He currently serves on the Board of Directors of Glen Arven Country Club.

         COCHRAN A. SCOTT, JR., age 45, has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996 and from 1987 to 1995 was the President of C.A. Scott Construction Co., a commercial contracting firm specializing in roofing systems. Mr. Scott served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. for six years until resigning in January 1995.

         RICHARD L. SINGLETARY, JR., age 41, is the President of four real estate development companies primarily focused on residential and multi-family real estate in Tallahassee, Florida. Mr. Singletary has been developing real estate since 1990 and his previous work experience includes five years of banking with the First National Bank of Atlanta. Mr. Singletary is also a member of the Thomasville City Council and the Brookwood School Board of Directors. He has also previously served as Chairman of the Salvation Army Advisory Board and the American Public Power Association.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2001 Annual Meeting of Shareholders.

         CHARLES A. BALFOUR, age 37, served as Vice President of Balfour Pulpwood Company, Inc., a family-owned business, from 1989 to 1994 and since 1994, has served as President. Mr. Balfour is also Executive Vice President of Balfour Lumber Company. Mr. Balfour serves on the Vestry of St. Thomas Episcopal Church, of which he is currently Treasurer. Mr. Balfour also serves on the Board of the Georgia Forestry Association. From 1992 to January 1995, he served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A.

         CLIFFORD S. CAMPBELL, JR., age 72, has been retired since 1989. From 1969 to 1989, he was the Chairman, President and Chief Executive Officer of C&S Bank of Thomas County and subsequently C&S National Bank - Thomasville. For fifteen years prior to 1969, Mr. Campbell held numerous positions with both Trust Company Bank of Georgia in Atlanta and the C&S Bank of Albany. Mr. Campbell remains active in numerous civic affairs. He is currently a member of the Board of Directors and past Chairman of Archbold Medical Center. He also served on the Boards of Thomasville Rotary Club, Thomas County Historical Society and the Thomasville/Thomas County Chamber of Commerce. Mr. Campbell also served as a member of the Thomasville City Board of Education.

         STEPHEN H. CHENEY, age 43, has served as President of the Company since its inception in March 1995. Mr. Cheney joined Trust Company Bank of South Georgia, N.A. in February 1985, and from 1987 to January 1995, served as President of the Thomasville Division. From 1981 to 1985, Mr. Cheney spent two years with an accounting firm and two years in private business. In addition to his profession, Mr. Cheney is presently a member of the Board of Directors of the Thomasville Y.M.C.A., President of Thomasville Team 2000 and a member of the Thomasville Payroll Development Authority. He is also past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

         CHARLES E. HANCOCK, M.D., age 41, is a Orthopedic Surgeon in private practice in Thomasville, Georgia at the Thomasville Orthopedic Center where he has practiced since 1991. Dr. Hancock is affiliated with the Archbold Medical Center. He is also Chairman of Affiliated Physicians, LLC a physicians practice management company based in Thomasville.

         CHARLES H. HODGES, III, age 36, has served as Executive Vice President of the Company since its inception in January 1995. Mr. Hodges joined C&S National Bank (now Bank of America) in Atlanta, Georgia in March 1986, and was promoted to Credit Manager in the Factoring Division where he served until July 1987. From July 1987 to January 1995, he served as Vice President of the Thomasville Division of Trust Company Bank of South Georgia, N.A. In addition, Mr. Hodges serves a board member of several key organizations, including United Way, Downtown Development Authority and the Thomas County Historical Society. Mr. Hodges is also the Chairman of the Thomasville/Thomas County Chamber of Commerce and on the Board of Directors of the Thomasville Payroll Development Authority.

         HAROLD L. JACKSON, age 52, is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and past President of the Thomasville Shriners Club and is a member of the Masonic Lodge.

         DAVID O. LEWIS, age 69, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Mr. Lewis is a retired Senior Buyer for General Electric. He is past President of the Minority Business and Professional Association. He currently serves on the Board of Trustees of Thomas College and is also a member of the Board of the Thomasville Cultural Center, the Historical Society, the Humane Society and the Heritage Foundation. Mr. Lewis is a member of the Thomasville City Council and is the President of the Thomasville Boys and Girls Club.

         DIANE W. PARKER, age 60, is the owner of The Gift Shop, Ltd. She joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. She is also Vice-President of Williams & Parker LLC and The Williams Family Foundation of Georgia. She is a past Vice-Chairman of the Thomasville Antiques Show and is a Thomasville Antiques Show Foundation, Inc. Board Member.

         There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

        Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of the Company as to whether any transactions in the Company's common stock occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

        The Board of Directors of the Company held twelve meetings during 2000. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors of the Company and any committees of the Board in which such director served, with the exception of Mr. Balfour and Ms. Parker, who attended an aggregate of 67% and 58%, respectively.

        The Board of Directors of the Company has one committee, the Audit Committee, which is currently composed of Messrs. Balfour, Hancock, Lewis, Scott and Singletary. The Audit Committee reviews and makes recommendations to the Board of Directors on the Company's audit procedures and independent auditors' report to management and recommends to the Board of Directors the appointment of independent auditors for the Company. Each of the members of the Audit Committee is "independent" as defined in the New York Stock Exchange listing standards. The Board of Directors has not adopted an Audit Committee Charter. The Audit Committee did not meet during 2000.

        The Board of Directors of the Company does not have a Compensation Committee, as each of the officers of the Company is compensated solely by the Bank. The Board of Directors of the Bank does have a Compensation Committee, which is presently composed of Messrs. Cheney, Cone, Hancock, Hodges, McKinnon and Singletary. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors of the Bank with respect to compensation of officers of the Company and the Bank. The Compensation Committee of the Board of Directors of the Bank met twice during 2000.

        The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

                             AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Company for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2000 be included in the Company's Annual Report on Form 10-KSB for filing with the SEC.

                                  Respectfully submitted,

                                  The Audit Committee

                                  Charles A. Balfour
                                  Charles E. Hancock, M.D.
                                  David O. Lewis
                                  Cochran A. Scott, Jr.
                                  Richard L. Singletary, Jr.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2001 with respect to ownership of the outstanding common stock of the Company by (i) all persons known by the Company to own beneficially more than 5% of the outstanding shares of the common stock of the Company, (ii) each director of the Company, and (iii) all executive officers and directors of the Company, as a group.

                                                                                             PERCENT OF
                                                             AMOUNT AND NATURE OF            OUTSTANDING
NAME OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP(1)            SHARES(2)
------------------------                                   -----------------------           -----------
Charles A. Balfour................................                  21,735(3)                    1.6%
Clifford S. Campbell, Jr..........................                   2,300(4)                      *
Stephen H. Cheney.................................                  70,714(5)                    5.0%
David A. Cone.....................................                   5,900(6)                      *
Charles E. Hancock, M.D. .........................                  16,345(7)                    1.3%
Charles H. Hodges, III............................                  46,609(8)                    3.3%
Harold L. Jackson ................................                  13,820(9)                    1.0%
David O. Lewis..................................                    1,455(10)                      *
Charles W. McKinnon, Jr...........................                 23,675(11)                    1.7%
Randall L. Moore..................................                 30,910(12)                    2.2%
Diane W. Parker...................................                 20,540(13)                    1.5%
Cochran A. Scott, Jr..............................                 35,205(14)                    2.5%
Richard L. Singletary, Jr.........................                 70,698(15)                    5.1%
     All executive officers and directors
         as a group (13 persons)..................                338,906(16)                   25.0%

------------------------------

*     Less than 1%.

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2) The percentages are based upon 1,395,000 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 1,395,000 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(3) Includes 5,000 shares held by Mr. Balfour as custodian for his children and 735 shares earned pursuant to the directors' deferred compensation plan.

(4)   Represents shares held in Mr. Campbell's individual retirement account.

(5) Includes 30,000 shares subject to presently exercisable stock options, 5,904 shares held in Mr. Cheney's individual retirement account, 722 shares held in Mr. Cheney's wife's individual retirement account, 30,000 shares held in Mr. Cheney's father's individual retirement account for the benefit of Mr. Cheney, 2,115 shares earned pursuant to the directors' deferred compensation plan, and 1,973 shares earned pursuant to the bonus plan for executive officers.

(6) Includes 900 shares earned pursuant to the directors' deferred compensation plan.

(7) Includes 1,145 shares earned pursuant to the directors' deferred compensation plan.

(8) Includes 15,000 shares subject to presently exercisable stock options, 10,088 shares held in Mr. Hodges' individual retirement account 1,534 shares held by Mr. Hodges as custodian for his children, 1,720 shares earned, pursuant to the directors' deferred compensation plan, and 1,363 shares earned pursuant to the bonus plan for executive officers.

(9) Includes 820 shares earned pursuant to the directors' deferred compensation plan.

(10) Includes 755 shares earned pursuant to the directors' deferred compensation plan.

(11) Includes 12,200 shares held in Mr. McKinnon's individual retirement account and 1,925 shares earned pursuant to the directors' deferred compensation plan.

(12) Includes 910 shares earned pursuant to the directors' deferred compensation plan.

(13) Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 540 shares earned pursuant to the directors' deferred compensation plan.

(14) Includes 24,000 shares held by Mr. Scott as custodian for his children, 10,000 shares held in Mr. Scott's individual retirement account and 1,205 shares earned pursuant to the directors' deferred compensation plan.

(15) Includes 5,246 shares held in Mr. Singletary's individual retirement account, 10,000 shares owned by Mr. Singletary's wife and 4,489 shares held in Mr. Singletary's wife's individual retirement account and includes 2,095 shares earned pursuant to the directors' deferred compensation plan. Mr. Singletary's address is 102 Chukkars Drive, Thomasville, Georgia 31792.

(16) Includes 45,000 shares subject to presently exercisable options and 14,815 shares earned pursuant to the directors' deferred compensation plan.


                             EXECUTIVE COMPENSATION

        The following table provides certain summary information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and Executive Vice President (the "Named Executive Officers"). No other employees of the Company received an annual salary and bonus exceeding $100,000 during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                        Annual
                                      Compensation                           Long Term Compensation
                            --------------------------------        --------------------------------------
                                                                         Restricted
                                                                           Stock
  Name and                                                               Awards(1)
  Principal                                                         --------------------        All Other
  Position                  Year       Salary        Bonus          Shares      Value(2)      Compensation(3)
  ---------                 ----      --------      --------        ------      --------      ---------------
Stephen H. Cheney           2000      $114,000      $ 22,800         1,130      $ 19,210      $   3,486
   President and            1999       108,200        21,600           865        17,300          3,348
   Chief Executive          1998       101,000        20,200         1,053        21,060          3,181
   Officer

Charles H. Hodges, III      2000      $ 96,000      $ 19,200           775      $ 13,175      $   3,126
   Executive Vice           1999        90,000        18,000           765        15,300          2,833
   President                1998        82,000        20,500           643        20,860          2,718

---------------

(1) Represents earned but unissued shares of restricted stock granted pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. See " -- Compensation of Directors."

(2) Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to recent sales of the Company's common stock at the time of grant.

(3)  Represents matching contributions under the Company's 401(k) plan.

COMPENSATION OF DIRECTORS

         In March 1996, the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") for the Company's directors providing for grants of restricted stock to directors as compensation for each Board meeting and Committee meeting attended. The Directors' Plan provides that each director is deemed to have earned shares of restricted stock in the amount of 15 shares of the Company's common stock for each Bank and each Company Committee meeting attended and 25 shares for each Bank and each Company Board of Directors meeting attended. The shares of restricted stock earned pursuant to the terms of the Directors' Plan do not vest and will not be issued until the earlier to occur of either (i) the retirement, resignation or removal of the director from the Company's Board of Directors or (ii) a change in control of the Company. Two of the Company's directors have elected to receive cash in lieu of restricted stock and receive $425 for each Bank and Company Board of Directors meeting attended and $255 for each Bank and Company Committee meeting attended. During 2000, an aggregate of 2,500 shares of restricted stock were earned under the Directors' Plan.

EMPLOYMENT AGREEMENTS

         On January 14, 1998, the Company and the Bank entered into a four-year employment agreement with Stephen H. Cheney, pursuant to which Mr. Cheney is paid a minimum annual salary of $101,000, which may be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula as set forth in Mr. Cheney's employment agreement.

         Mr. Cheney's employment agreement further provides that Mr. Cheney shall receive the use of an automobile and such other benefits as the Company generally makes available to its senior executives.

         Mr. Cheney's employment agreement also contains a non-compete and non-solicitation provision which provides that through the actual date of termination of the employment agreement and for a period of five years thereafter, Mr. Cheney shall not, without the prior written consent of the Company, be employed in the banking business in any capacity within Thomas County, Georgia. Mr. Cheney has also agreed that during such period, he will not, without the prior written consent of the Bank, employ or attempt to employ any employees of the Bank or cause an employee of the Bank to work elsewhere.

         The employment agreement provides that the Company may terminate Mr. Cheney's employment agreement for any reason upon majority vote of the Board of Directors of the Company and the Bank.

         On January 14, 1998, the Company and the Bank also entered into a four-year employment agreement with Charles H. Hodges, III, containing identical provisions to the employment agreement entered into with Mr. Cheney, except that Mr. Hodges receives a minimum annual salary of $82,000.

STOCK OPTIONS

           No stock options were granted to either of the Named Executive Officers during 2000. The following table presents information regarding the exercise of stock options during 2000 and the value of unexercised options held at December 31, 2000 by the Named Executive Officers.


                                                                                                  Value of
                                                                      Number of                 Unexercised
                             Number of                           Unexercised Options        In-the-Money Options
                               Shares                             at Fiscal Year End          at Fiscal Year End
                            Acquired on                             Exercisable/                Exercisable/
Name                          Exercise      Value Realized         Unexercisable             Unexercisable(1)
-----------------------     -----------     --------------      --------------------        --------------------
Stephen H. Cheney                 --                 --             30,000 / 0                  $360,000 / $0
Charles H. Hodges, III        15,000          $ 180,000             15,000 / 0                  $180,000 / $0

-------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December 31, 2000 and the exercise price of such options. Because no organized trading market exists for the common stock of the Company, the fair market value was determined by reference to recent sales of the common stock during 2000 ($17.00 per share).

                              CERTAIN TRANSACTIONS

           The Bank extends loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.


                                 AGENDA ITEM TWO
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has approved the selection of Francis & Co., CPAs as independent public accountants to audit the books of the Company and its subsidiary for the current year, to report on the consolidated balance sheets and related statements of income, changes in shareholders' equity and cash flows of the Company and its subsidiary and to perform such other appropriate accounting services as may be required by the Company.

         Representatives of Francis & Co. are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         AUDIT FEES. The aggregate fees billed by Francis & Co. for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000 and the review of the financial statements included in the Company's Forms 10-QSB for that year were $38,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During 2000, Francis & Co. did not perform any services with regard to financial information systems design and implementation.

         ALL OTHER FEES. The aggregate fees for non-audit services provided by Francis & Co. were $17,640.

         Should shareholders vote not to approve Francis & Co., the Board of Directors will consider a change in auditors for the next year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF FRANCIS & CO. AS AUDITORS FOR THE COMPANY AND ITS SUBSIDIARY FOR THE FISCAL YEAR 2001.


             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2000 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Terry Alston, Chief Financial Officer, at the offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              SHAREHOLDER PROPOSALS

         The deadline for submission of shareholder proposals for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Shareholders is December 25, 2001. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2002 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 10, 2002, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

                                  OTHER MATTERS

           The Board of Directors knows of no other matters to be brought before the 2001 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


                                  By Order of The Board of Directors,

                                  /s/ Stephen H. Cheney
                                  ------------------------------------
                                  Stephen H. Cheney
                                  Chairman and Chief Executive Officer

Thomasville, Georgia
April 24, 2001

                          THOMASVILLE BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2001
                                 ANNUAL MEETING

      OF SHAREHOLDERS TO BE HELD ON MAY 22, 2001 AT 5:00 P.M., LOCAL TIME.

    The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") to be held on Tuesday, May 22, 2001 at 5:00 p.m. at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect five Class III directors to serve for a term of three years and until their successors are elected and qualified:

  David A. Cone, Charles W. McKinnon, Jr., Randall L. Moore, Cochran A. Scott,
                      Jr., and Richard L. Singletary, Jr.

[ ]         FOR all nominees listed above (except as                       [ ]         WITHHOLD AUTHORITY to vote for all
            indicated to the contrary below)                                           nominees

            TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT NOMINEE'S NAME(S) ON THE LINE BELOW:

            ----------------------------------------------------------------------------------------------

(2) To ratify the appointment of Francis & Co., CPAs, as auditors for the Company and its subsidiaries for the fiscal year 2001.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED "FOR" ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND "FOR" THE PROPOSITION REFERRED TO IN PARAGRAPH (2).

                                                              The undersigned revokes any prior proxies to vote
                                                              the shares covered by this proxy.

                                                              ---------------------------------------
                                                              Signature

                                                              ---------------------------------------
                                                              Signature

                                                              Dated:                                     , 2001
                                                                      ----------------------------
                                                              (When signing as attorney, executor,
                                                              administrator, trustee or guardian, please give
                                                              title as such. If shareholder is a corporation,
                                                              corporate name should be signed by an authorized
                                                              officer and the corporate seal affixed. For joint
                                                              accounts, each joint owner should sign.)

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE CHECK THE BOX BELOW:

         [ ] Yes, I plan to attend the Annual Meeting of Shareholders.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.